                                                                    Exhibit 4.22

================================================================================

                 SECOND AMENDED AND RESTATED SECURITIES ACCOUNT
                                CONTROL AGREEMENT

                            dated as of May 21, 1999

                                     between

                       LSP BATESVILLE FUNDING CORPORATION,

                         LSP ENERGY LIMITED PARTNERSHIP

                                       and

                              THE BANK OF NEW YORK,
                 as Collateral Agent and Securities Intermediary

================================================================================

                                TABLE OF CONTENTS

RECITALS ......................................................................1

AGREEMENT......................................................................3
   Section 1.  Establishment of Securities Accounts............................3
   Section 2.  "Financial Assets" Election.....................................4
   Section 3.  Entitlement Order...............................................4
   Section 4.  Subordination of Lien; Waiver of Set-Off........................5
   Section 5.  Choice of Law...................................................5
   Section 6.  Conflict with Other Agreements..................................5
   Section 7.  Adverse Claims..................................................6
   Section 8.  Representations, Warranties and Covenants of the Securities
               Intermediary....................................................6
   Section 9.  Indemnification of Securities Intermediary......................7
   Section 10. Successors; Assignment..........................................7
   Section 11. Notices.........................................................7
   Section 12. Termination.....................................................8
   Section 13. Counterparts....................................................9
   Section 14. References to Securities Account Control Agreement..............9


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                           SECOND AMENDED AND RESTATED
                      SECURITIES ACCOUNT CONTROL AGREEMENT

            This SECOND AMENDED AND RESTATED SECURITIES ACCOUNT CONTROL AGREEMENT, dated as of May 21, 1999 (this "Agreement"), among LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), LSP BATESVILLE FUNDING CORPORATION (the "Funding Corporation", and together with the Partnership, the "Debtors"), THE BANK OF NEW YORK, as Collateral Agent (the "Collateral Agent"), and THE BANK OF NEW YORK, as Administrative Agent (the "Securities Intermediary"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Trust Indenture, dated as of May 21, 1999 (the "Indenture"), among the Debtors and The Bank of New York as trustee (the "Trustee"). All references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                                    RECITALS

            WHEREAS, the Partnership was formed for the purpose of developing, financing, constructing, owning and operating an approximately 837 MW (net) natural gas-fired combined-cycle electric generation facility located in Batesville, Mississippi (the "Project");

            WHEREAS, pursuant to the Tranche A Facility Credit Agreement, dated as of August 28, 1998 (the "Initial Credit Agreement"), among the Partnership, the banks and other financial institutions party thereto (the "Initial Banks") and Credit Suisse First Boston as agent for the Initial Banks, the Initial Banks agreed to provide loans (the "Initial Loans") to the Partnership to finance a portion of the development, construction and start-up of the Project;

            WHEREAS, in connection with the execution of the Initial Credit Agreement and the related financing documents, and as a condition precedent to the Initial Banks providing the Initial Loans to the Partnership, the Partnership, the Funding Corporation and LSP Batesville Holding, LLC ("Holding") entered into the Common Agreement, dated as of August 28, 1998 (the "Initial Common Agreement") with Credit Suisse First Boston as Tranche A Facility Lender and L/C Facility Agent and IBJ Schroder Bank & Trust Company as Administrative Agent, Collateral Agent, Intercreditor Agent and Securities Intermediary;

            WHEREAS, in connection with the execution of the Initial Credit Agreement, the Initial Common Agreement and the related financing documents, the Partnership executed the Securities Account Control Agreement, dated as of August 28, 1998 (the "Initial Securities Account Control Agreement"), with IBJ Schroder Bank & Trust Company as collateral agent;

            WHEREAS, pursuant to the Amended and Restated Bank Facility Credit Agreement, dated as of December 15, 1998 (the "Supplemental Credit Agreement"), among the Partnership, the banks and other financial institutions party thereto (the "Supplemental Banks") and Credit Suisse First Boston as agent for the Supplemental Banks, (1) the Partnership, the Supplemental Banks and Credit Suisse First Boston amended and restated the Initial Credit Agreement in its entirety and (2) the Supplemental Banks agreed to provide loans (the "Supplemental Loans") to the Partnership to finance a portion of the development, construction and start-up of the Project;

            WHEREAS, in connection with the execution of the Supplemental Credit Agreement and the related financing documents, and as a condition precedent to the Supplemental Banks providing the Supplemental Loans to the Partnership, the Partnership and Credit Suisse First Boston as Bank Facility Agent, L/C Facility Agent, Administrative Agent, Collateral Agent and Securities Intermediary executed the Amended and Restated Common Agreement, dated as of the December 15, 1998 (the "Supplemental Common Agreement"), pursuant to which the Initial Common Agreement was amended and restated in its entirety;

            WHEREAS, in connection with the execution of the Supplemental Credit Agreement and the related financing documents, the Partnership executed the Amended and Restated Securities Account Control Agreement, dated as of December 15, 1998 (the "Supplemental Securities Account Control Agreement"), with Credit Suisse First Boston as collateral agent, and pursuant to which the Initial Securities Account Control Agreement was restated in its entirety;

            WHEREAS, the Partnership and the Funding Corporation have determined to issue (1) $150,000,000 aggregate principal amount of their 7.164% Series A Senior Secured Bonds due January 15, 2014 (the "Series A Bonds") and (2) $176,000,000 aggregate principal amount of their 8.160% Series B Senior Secured Bonds due July 15, 2025 (the "Series B Bonds" and, together with the Series A Bonds, the "Bonds") pursuant to the Indenture;


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

            WHEREAS, the Partnership and the Funding Corporation will use the net proceeds of the Bonds to (1) repay in full the Indebtedness outstanding under the Supplemental Credit Agreement and (2) pay a portion of the remaining Project Costs;

            WHEREAS, in connection with the issuance and sale of the Bonds and the execution of the related Financing Documents, the Partnership, the Funding Corporation, with The Bank of New York as the Collateral Agent, the Administrative Agent and the Intercreditor Agent are entering into the Second Amended and Restated Common Agreement (the "Common Agreement"), in order to amend and restate the Supplemental Common Agreement in its entirety;

            WHEREAS, in connection with the issuance and sale of the Bonds and the execution of the Common Agreement, the Partnership, the Funding Corporation, the Collateral Agent and the Administrative Agent desire to amend and restate the Supplemental Securities Account Control Agreement in its entirety; and

            WHEREAS, in order to secure the Debtors' obligations under the terms of the Bonds, the Debtors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in substantially all of their tangible and intangible personal property pursuant to (i) the Second Amended and Restated Security Agreement, dated as of May 21, 1999 (the "Partnership Security Agreement"), between the Partnership and the Collateral Agent, and (ii) the Security Agreement, dated as of May 21, 1999 (the "Funding Corporation Security Agreement," and together with the Second Amended and Restated Partnership Security Agreement, the "Security Documents") between the Funding Corporation and the Collateral Agent.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Supplemental Securities Account Control Agreement is hereby amended and restated in its entirety as follows:

            Section 1. Establishment of Securities Accounts. The Securities Intermediary hereby confirms and agrees that:

            (a) The Securities Intermediary has established the accounts set forth on


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

Schedule I hereto (such accounts and any other successor accounts, collectively, the "Securities Accounts") and the Securities Intermediary shall not change the name or account number of any of the Securities Accounts without the prior written consent of the Collateral Agent;

            (b) All securities or other property underlying any financial assets credited to any of the Securities Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to any of the Securities Accounts be registered in the name of the Debtors, payable to the order of the Debtors or specially indorsed to the Debtors except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank;

            (c) All property delivered to the Securities Intermediary pursuant to the Senior Security Documents or the Common Agreement will be promptly credited to the appropriate Securities Account;

            (d) Each Securities Account is a "securities account" as such term is defined in Section 8-501-(b) of the UCC; and

            (e) The Securities Accounts are accounts to which financial assets may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Collateral Agent as (i) entitled to exercise the rights that comprise any financial asset credited to any of the Securities Accounts, and (ii) the "entitlement holder" (within the meaning of Section 8-102 of the UCC) with respect to the Securities Accounts on the books and records of the Securities Intermediary.

            Section 2. "Financial Assets" Election. The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument, cash or any other property of any kind) credited to any of the Securities Accounts shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

            Section 3. Entitlement Orders. If at any time the Securities Intermediary shall receive any order from the Collateral Agent directing transfer or redemption of any financial asset relating to any of the Securities Accounts, the Securities Intermediary shall


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

comply with such entitlement order without further consent by the Debtors or any other person.

            Section 4. Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any of the Securities Accounts or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The financial assets and other items credited to the Securities Accounts will not be subject to deduction, set-off, banker's lien or any other right in favor of any person other than the Collateral Agent (except that the Securities Intermediary may set off (i) all amounts due to the Securities Intermediary in respect of the Securities Intermediary's customary fees and expenses for the routine maintenance and operation of the Securities Accounts and (ii) the face amount of any checks which have been credited to any of the Securities Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

            Section 5. Choice of Law. Both this Agreement and each of the Securities Accounts (as well as the securities entitlements related thereto) shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction.

            Section 6. Conflict with Other Agreements.

            (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

            (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

            (c) The Securities Intermediary hereby confirms and agrees that:

                  (i) There are no other agreements entered into between the Securities Intermediary and the Debtors with respect to any of the Securities Accounts other than the Senior Security Documents and agreements with respect


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

      to the making of Permitted Investments;

                  (ii) It has not entered into, and until the termination of this agreement will not enter into, any agreement with any other person relating to any of the Securities Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person; and

                  (iii) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Debtors or the Collateral Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in
      Section 3 hereof.

            Section 7. Adverse Claims. Except for the claims and interest of the Collateral Agent and the Debtors in the Securities Accounts, the Securities Intermediary does not have actual knowledge of any claim to, or interest in, any of the Securities Accounts or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any of the Securities Accounts or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Debtors thereof.

            Section 8. Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary hereby makes the following representations, warranties and covenants:

            (a) The Securities Accounts have been established as set forth in
Section 1 above and the Securities Accounts will be maintained in the manner set forth herein until termination of this Agreement. The Securities Intermediary shall not change the name or account number of any of the Securities Accounts without the prior written consent of the Collateral Agent;

            (b) This Agreement is the valid and legally binding obligation of the Securities Intermediary, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and subject to general equitable principles;


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

            (c) The Securities Intermediary shall, during the term of this Agreement, act as a "securities intermediary" and have the obligations of a "securities intermediary" under Article 8 of the UCC with respect to the Securities Accounts; and

            (d) No financial asset is or will be registered in the name of the Debtors, payable to the Debtors' order or specifically indorsed to the Debtors, except to the extent such financial asset has been endorsed to the Securities Intermediary or in blank.

            Section 9. Indemnification of Securities Intermediary. The Debtors and the Collateral Agent hereby agree that the Securities Intermediary is released from any and all liabilities to the Debtors and the Collateral Agent arising from the terms of this agreement and the compliance of the Securities Intermediary with the terms hereof, except to the extent that such liabilities arise directly from the Securities Intermediary's gross negligence. The Debtors and its successors and assigns shall at all times indemnify and save harmless the Securities Intermediary from and against any and all claims, actions and suits of others arising out of the terms of this agreement or the compliance of the Securities Intermediary with the terms hereof, except to the extent that such arises directly from the Securities Intermediary's gross negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

            Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The Collateral Agent may assign its rights hereunder to any successor collateral agent in accordance with the Common Agreement, the Collateral Agency Agreement and the other Financing Documents. Any other assignment by the Collateral Agent shall be effective only with the express written consent of the Securities Intermediary and by sending written notice of such assignment to the Debtors.

            Section 11. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or upon receipt when sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

      Debtors:          LSP Energy Limited Partnership


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

                        LSP Batesville Funding Corporation
                        Two Tower Center
                        20th Floor East
                        East Brunswick, New Jersey 08816
                        Attention: General Counsel

      Collateral Agent: The Bank of New York
                        101 Barclay Street
                        Floor 21 West
                        New York, New York 10286
                        Attention: Corporate Trust Trustee
                                   Administration

      Securities
      Intermediary:     The Bank of New York
                        101 Barclay Street
                        Floor 21 West
                        New York, New York 10286
                        Attention: Corporate Trust Trustee
                                   Administration

            Any party may change its address for notices in the manner set forth above.

            Section 12. Termination. The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interest in the Securities Accounts, are powers coupled with an interest and will neither be affected by the bankruptcy of either of the Debtors nor the lapse of time. The obligations of the Securities Intermediary to the Collateral Agent pursuant to this Agreement shall continue in effect until the security interests of the Collateral Agent in the Securities Accounts have been terminated pursuant to the terms of the Security Documents and the Collateral Agent has notified the Securities Intermediary of such termination in writing. The Collateral Agent agrees to provide a Notice of Termination in substantially the form of Exhibit A hereto to the Securities Intermediary upon the request of the Debtors on or after the termination of the Collateral Agent's security interest in the Securities Accounts pursuant to the terms of the Partnership Security Agreement. The termination of this Agreement shall not terminate the Securities Accounts or alter the obligations of the Securities Intermediary to the


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

Debtors pursuant to any other agreement with respect to the Securities Accounts.

            Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

            Section 14. References to Securities Account Control Agreement. On and after the date hereof, each reference in any of the Transaction Documents to the "Securities Account Control Agreement" shall mean the Securities Account Control Agreement as amended and restated hereby.


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

            IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Securities Account Control Agreement to be executed by their respective officers or representatives hereunto duly authorized as of the day and year first above written.

                        LSP ENERGY LIMITED PARTNERSHIP

                        By:   LSP Energy, Inc.,
                              its general partner

                        By:   /s/ Frank Hardenbergh
                              ------------------------
                              Name:  Frank Hardenbergh
                              Title: Senior Vice President and
                                       Secretary


                        LSP BATESVILLE FUNDING CORPORATION

                        By:   /s/ Frank Hardenbergh
                              ------------------------
                              Name:  Frank Hardenbergh
                              Title: Senior Vice President and
                                       Secretary


                        THE BANK OF NEW YORK,
                        not in its individual capacity but solely as Collateral Agent

                        By:   /s/ Mary Beth Lewicki
                              ------------------------
                              Name:  Mary Beth Lewicki
                              Title: Assistant Vice President

Signature Page to Securities Account Control Agreement

                        THE BANK OF NEW YORK
                        not in its individual capacity but solely as Administrative Agent

                        By:   /s/ Mary Beth Lewicki
                              ------------------------
                              Name:  Mary Beth Lewicki
                              Title: Assistant Vice President

Signature Page to Securities Account Control Agreement

                                                                      Schedule I

                               SECURITIES ACCOUNTS

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   Account Number                          Name of Account
   --------------                          ---------------
   --------------------------------------------------------------------------
       220776            Batesville - Revenue Acct. - BoNY as Coll. Agent
   --------------------------------------------------------------------------
       220775            Batesville - Constr. Acct. - BoNY as Coll. Agent
   --------------------------------------------------------------------------
       220781            Batesville - MMR Acct. - BoNY as Coll. Agent
   --------------------------------------------------------------------------
       220777            Batesville - O&M Acct. - BoNY as Coll. Agent
   --------------------------------------------------------------------------
       220785            Batesville - Prcd. Acct. - BoNY as Coll. Agent
   --------------------------------------------------------------------------
       220778            Batesville - DSP Acct. - BoNY as Coll. Agent
   --------------------------------------------------------------------------
       220779            Batesville - DSR Acct. - BoNY as Coll. Agent
   --------------------------------------------------------------------------
       220780            Batesville - DSR LOC Acct.  - BoNY as Coll. Agent
   --------------------------------------------------------------------------
       220783            Batesville - Dist. Susp. Acct. - BoNY as Coll. Agent
   --------------------------------------------------------------------------

                                                                       Exhibit A

                        [Letterhead of Collateral Agent]

                                                              [Date]

The Bank of New York,
   as Securities Intermediary
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Trustee
           Administration

             Re: Termination of Securities Account Control Agreement

            You are hereby notified that the Second Amended and Restated Securities Account Control Agreement (the "Agreement") between you, LSP Batesville Funding Corporation, LSP Energy Limited Partnership and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the accounts listed on Schedule I to the Agreement from either LSP Batesville Funding Corporation or LSP Batesville Limited Partnership. This notice terminates any obligations you may have to the undersigned with respect to such accounts under the Agreement, however nothing contained in this notice shall alter any obligations which you may otherwise owe to LSP Batesville Funding Corporation or LSP Energy Limited Partnership pursuant to any other agreement.

            You are instructed to deliver a copy of this notice by facsimile transmission to both LSP Batesville Funding Corporation and LSP Energy Limited Partnership.

                                     Very truly yours,

                                     The Bank of New York,
                                     not in its individual capacity, but solely as Collateral Agent

                                     By: _____________________
                                         Name:
                                         Title:


                                       A-1